Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
IntegraMed America, Inc.
We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 30, 2009, except for the restatement discussed in Note 2 to the Consolidated Financial Statements as to which the date is October 28, 2009, relating to the financial statements and financial statement schedules of IntegraMed America, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Amper, Politziner & Mattia, LLP
Edison New Jersey
February 4, 2010